POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Blanchard and/or Joseph C. Alter, his attorney-in-fact, each with the power of substitution, for him, in any and all capacities, to sign any Form 3, Form 4, Form 5,
Schedule 13d, or other report of beneficial ownership relating to the securities of ImageWare Systems, Inc., or any successor, and to file the same, with exhibits thereto and other documents in connection therewith as needed, with the Securities and Exchange Commission, hereby ratifying and conforming all that each the attorney in-fact, or his substitute may do or cause to be done by virtue hereof.


Signature	Date




L.F. Global Investments, LLC


By:
_________s/s__________________________
	Marvin Friedman
June 16, 2003



L.F. Global Holdings, LLC



____________s/s___________________________
By:	Marvin Friedman
June
16, 2003



____________s/s___________________________
	Marvin
Friedman

June 16, 2003




____________s/s___________________________
	Milton Lohr


June
16, 2003